UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 10, 2014

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 10, 2014, WebMD Health Corp. issued a press release announcing preliminary results for the quarter and year ended December 31, 2013. A copy of the press release is attached as Exhibit 99.1 to this Current Report. Exhibit 99.2 to this Current Report accompanied the press release and summarizes the preliminary results and the preliminary 2014 financial guidance described in the press release. Exhibit 99.2 also includes reconciliations of non-GAAP financial measures to GAAP financial measures. Exhibit 99.3 to this Current Report contains an Annex to the press release entitled “Explanation of Non-GAAP Financial Measures.”

Exhibits 99.1 through 99.3 are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall any of those exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

WebMD’s Board of Directors has approved an increase of $50 million in the amount available under WebMD’s existing stock repurchase program. This increases the amount currently available for repurchases to approximately $70 million. Under the program, WebMD may repurchase shares from time to time in the open market, through block trades or in private transactions, depending on market conditions and other factors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release, dated February 10, 2014, regarding the Registrant’s preliminary results for the quarter and year ended December 31, 2013

99.2	Preliminary Financial Information and Preliminary Financial Guidance accompanying Exhibit 99.1

99.3	Annex A to Exhibits 99.1 and 99.2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: February 10, 2014	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 10, 2014, regarding the Registrant’s preliminary results for the quarter and year ended December 31, 2013

99.2	Preliminary Financial Information and Preliminary Financial Guidance accompanying Exhibit 99.1

99.3	Annex A to Exhibits 99.1 and 99.2